EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements and financial statement schedule of HEICO Corporation and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated December 24, 2008, appearing in the Annual Report on Form 10-K of the Company for the year ended October 31, 2008.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Miami, Florida
September 16, 2009